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                                   EXHIBIT 23

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-15481) pertaining to the 1986 Incentive Stock Plan of AZZ incorporated, (Form S-8 No. 33-30993) pertaining to the 1998 Nonstatutory Stock Option Plan of AZZ incorporated, (Form S-8 No. 33-49164) pertaining to the 1991 Nonstatutory Stock Option Plan of AZZ incorporated, (Form S-8 No. 33-49158) pertaining to the 1991 Incentive Stock Option Plan of AZZ incorporated, (Form S-8 No. 333-92377) pertaining to the Employee Benefit Plan and Trust of AZZ incorporated, (Form S-8 No. 333-31716) pertaining to the Independent Director Share Ownership Plan of AZZ incorporated, (Form S-8 No. 333-38470) pertaining to the 1998 Incentive Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Grants of AZZ incorporated and (Form S-8 No. 333-48886) pertaining to the 2000 Advisory Director Share Ownership Plan of AZZ incorporated of our report dated March 30, 2001, with respect to the consolidated financial statements and schedule of AZZ incorporated, included in the Annual Report (Form 10-K) for the year ended February 28, 2001.


                                                           /s/ ERNST & YOUNG LLP



Fort Worth, Texas
May 23, 2001